Exhibit 99.1

FOR IMMEDIATE RELEASE

April 5, 2019

CenterState Bank Corporation

To announce First Quarter 2019 Earnings

Results on April 23, 2019

WINTER HAVEN, FL. – April 5, 2019 - CenterState Bank Corporation (NASDAQ: CSFL) announced today that it will release first quarter earnings results on Tuesday, April 23, 2019, after the market closes.  Upon release, investors may access a copy of CenterState’s earnings results at the Company’s website at www.centerstatebanks.com and selecting “First Quarter 2019 Earnings Results” under the “Corporate Profile” section.

CenterState will host a conference call on Wednesday, April 24, 2019 at 2:00 p.m. (Eastern Time) to discuss the Company’s first quarter 2019 results.  Investors may call in (toll free) by dialing (866) 393-0571 (passcode 6785837; host: Jennifer Idell, Chief Administrative Officer).

Alternatively, individuals may listen to the live webcast of the presentation by visiting the link at CenterState’s website at www.centerstatebanks.com.

An audio replay of the presentation will be available by the evening of April 24, 2019 at CenterState’s website located in the subsection “Presentations” under the heading “News and Market Data.”

CenterState operates as one of the leading Southeastern regional bank franchises headquartered in the state of Florida.  Both CenterState and its nationally chartered bank subsidiary are based in Winter Haven, Florida, between Orlando and Tampa.  With over $16 billion in assets, the Bank provides traditional retail, commercial, mortgage, wealth management and SBA services throughout its Florida, Georgia and Alabama branch network and customer relationships in neighboring states.  The Bank also has a national footprint, serving clients coast to coast through its correspondent banking division.